UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 5, 2007
UDR, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-10524 (Commission File Number)	54-0857512 (I.R.S. Employer Identification No.)
1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado 80129
(Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code: (720) 283-6120
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.   Entry into a Material Definitive Agreement.
     Effective November 5, 2007, UDR TX Fund LLC, a Delaware limited liability company, and Fannie Mae, a corporation organized under the laws of the United States, entered into a Limited Liability Company Agreement dated November 5, 2007 (the “Agreement”) of UDR Texas Ventures LLC, a Delaware limited liability company. The sole member of UDR TX Fund LLC is Lincoln TC II, L.P., a Delaware limited partnership, and the general partner of Lincoln TC II, L.P. is UDR Western Residential, Inc, a Virginia corporation and a wholly owned subsidiary of UDR, Inc.
     UDR Texas Ventures LLC was formed for the purpose of owning, holding, transferring, and selling its interest in various wholly owned subsidiary single purpose entities established to acquire, own, operate, reposition, renovate, rehabilitate, manage, sell or otherwise deal with multi-family properties.
     A copy of the Agreement is attached to this report as Exhibit 10.1 and is incorporated herein by reference.
ITEM 7.01.   Regulation FD Disclosure.
     Beginning November 9, 2007, the information included as Exhibit 99.1 to this report will be available on the website of UDR, Inc.
ITEM 9.01.   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Limited Liability Company Agreement of UDR Texas Ventures LLC, a Delaware limited liability company, dated as of November 5, 2007.

99.1	Mature Market Trends as of September 2007.
Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UDR, INC.
Date: November 8, 2007	/s/ David L. Messenger
David L. Messenger
Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Limited Liability Company Agreement of UDR Texas Ventures LLC, a Delaware limited liability company, dated as of November 5, 2007.

99.1	Mature Market Trends as of September 2007.